Exhibit 99.1

EQUITY INNS ANNOUNCES SECOND QUARTER 2007 RESULTS

GERMANTOWN, Tenn., August 9, 2007 -- Equity Inns, Inc. (NYSE: ENN), the third largest hotel real estate investment trust (REIT), today announced its results for the three and six months ended June 30, 2007.

Adjusted funds from operations (AFFO) for the three months ended June 30, 2007 increased 35% to $0.50 per diluted share, as compared to $0.37 per diluted share for the three-month period ended June 30, 2006. Adjusted EBITDA was $41.6 million for the second quarter of 2007 as compared to $33.5 million for the second quarter of 2006. Net income applicable to common shareholders for the second quarter of 2007 was $10.3 million, or $0.19 per diluted share, as compared to $8.6 million, or $0.16 per diluted share in the prior year period. The only difference between AFFO and funds from operations (FFO) for the second quarter of 2007 was approximately $1.6 million, or $0.03 per diluted share, related to transaction costs associated with the Company’s pending definitive merger agreement with an affiliate of Whitehall Street Global Real Estate Limited Partnership 2007 (Whitehall), an affiliate of Goldman Sachs & Co., Inc. These merger costs are included as a component of general and administrative expenses in the accompanying condensed consolidated statements of operations. The merger with Whitehall is expected to be completed in the fourth quarter of 2007.

Financial Highlights for the Second Quarter 2007:

Total hotel revenue increased to $117.5 million for the second quarter of 2007 as compared to $99.5 million for the second quarter of 2006. The Company’s all comparable revenue per available room (RevPAR) growth for the second quarter of 2007 was 7.8% as compared to the second quarter of 2006. This improvement was driven primarily by a 7.7% increase in the average daily rate (ADR) to $106.47 and a slight improvement in occupancy to 77.1%. The Company’s all comparable RevPAR results exclude the negative impact of the repositioning of the Company’s 18 AmeriSuites hotels which are being converted to Hyatt Place hotels on an ongoing basis throughout 2007. Management believes that excluding these hotels is a more accurate measure of the normalized performance of the Company’s hotel portfolio. Including the 18 AmeriSuites hotels, all comparable RevPAR growth for the second quarter of 2007 was 6.6%.

The Company’s gross operating profit margin (GOP margin) increased 180 basis points to 47.4% in the second quarter of 2007 as compared to the second quarter of 2006, excluding the Company’s 18 AmeriSuites hotels. Including the 18 AmeriSuites hotels, the Company’s GOP margin improved 130 basis points to 46.7%.

Capital Structure:

At June 30, 2007, Equity Inns had $690.5 million of long-term debt outstanding. Total debt represented 46.4% of the historical cost of the Company’s hotels at the end of the second quarter 2007. Equity Inns’ leverage ratio of 4.7 times at the end of the second quarter 2007 is near a five-year low for the Company. Fixed rate debt, together with variable rate debt hedged by an interest rate swap, amounted to approximately 100% of total debt. At June 30, 2007, the Company’s outstanding common stock and partnership units were a combined 56.0 million.

Dividend:

During the second quarter of 2007, the Company paid a cash dividend on its common stock of $0.25 per share. The $0.25 per share common dividend represents a 32% increase over the prior year quarter.

Earnings Call and Forward-Looking Earnings Guidance:

Given the pending merger with Whitehall, the Company does not intend to have an earnings call regarding today’s announcement nor provide any further forward-looking earnings guidance.

Forward-Looking Statements

Certain matters discussed in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws and involve risks and uncertainties. The words “may,” “plan,” “project,” “anticipate,” “believe,” “estimate,” “forecast, “expect,” “intend,” “will,” and similar terms are intended to identify forward-looking statements, which include, without limitation, statements concerning our outlook for the hotel industry, acquisition and disposition plans for our hotels and assumptions and forecasts of future results for fiscal year 2007 and the anticipated closing of the Company’s merger with an affiliate of Whitehall. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause our actual financial condition, results of operations and performance to be materially different from the results of expectations expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to complete the merger with an affiliate of Whitehall on the terms and the conditions set forth in the agreement and plan of merger, the ability of the Company to cope with domestic economic and political disruption, war, terrorism, states of emergency or similar activities; risks associated with debt financing; risks associated with the hotel and hospitality industry; the ability of the Company to successfully implement its operating strategy; availability of capital; changes in economic cycles; competition from other hospitality companies; and changes in the laws and government regulations applicable to it.. These risks and uncertainties are described in greater detail in Item 1.A. of our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the United States Securities and Exchange Commission (SEC) on February 28, 2007, and our other periodic filings with the SEC. We undertake no obligation and do not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Notes to Financial Information

The Company operates as a self-managed and self-administered real estate investment trust, or REIT. Readers are encouraged to find further detail regarding Equity Inns’ organizational structure in its Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the SEC.

Non-GAAP Financial Measures

Periodically in press releases the Company uses certain "non-GAAP financial measures," which are measures of the Company's historical or future financial performance that are different from measures calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. These include: (i) Gross Operating Profit Margin, (ii) Funds From Operations, (iii) Adjusted Funds From Operations, (iv) Adjusted EBITDA, (v) Cash Available for Distribution (CAD), (vi) CAD Payout Ratio, (vii) Capitalization Rate (viii) Leverage Ratio, (ix) Total Shareholder Return and (x) Hotel Operating Statistics. The following discussion defines these terms, which the Company believes can be useful measures of its performance.

Gross Operating Profit Margin

The Company uses a measure common in the hotel industry, gross operating profit margin (GOP margin), to evaluate its operating results. GOP margin is defined as total hotel revenue minus hotel operating expenses before property taxes, insurance and management fees, divided by hotel revenues.

Funds from Operations

The National Association of Real Estate Investment Trusts, or NAREIT, defines funds from operations, or FFO, as net income (loss) applicable to common shareholders, excluding gains (or losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not include the cost of capital improvements or any related capitalized interest.

Equity Inns uses FFO per diluted share as a measure of performance to adjust for certain non-cash expenses such as depreciation and amortization because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be less informative. NAREIT adopted the definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. Accordingly, as a member of NAREIT, Equity Inns adopted FFO as a measure to evaluate performance and facilitate comparisons between the Company and other REITs, although FFO and FFO per diluted share may not be comparable to those measures, or similarly titled measures, as reported by other companies. Additionally, FFO is used by management in the annual budget process.

Adjusted Funds From Operations

Equity Inns further adjusts FFO for losses on impairment of hotels, prepayment penalties on extinguishment of debt and other non-cash or unusual items, including transaction costs relating to the pending merger with an affiliate of Whitehall. We refer to this as adjusted funds from operations, or AFFO. The Company’s computation of AFFO and AFFO per diluted share is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company. The Company uses AFFO because it believes that this measure provides investors a useful indicator of the operating performance of the Company’s hotels by adjusting for the effects of certain non-cash or non-recurring items arising from the Company’s financing activities, impairment charges on hotels held for sale and other areas. In addition to being used by management in the annual budget process, AFFO per diluted share is also used by the Compensation Committee of the Board of Directors as one of the criteria for performance-based executive compensation.

EBITDA and Adjusted EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization, or EBITDA, is a commonly used measure of performance in many industries, which the Company believes provides useful information to investors regarding its results of operations. The Company believes that EBITDA helps investors evaluate the ongoing operating performance of its properties and facilitates comparisons with other lodging REITs, hotel owners who are not REITs, and other capital-intensive companies. The Company uses EBITDA to provide a baseline when evaluating hotel results.

The Company also uses EBITDA as one measure in determining the value of acquisitions and dispositions and, like FFO and AFFO, it is also used by management in the annual budget process.

The Company further adjusts EBITDA to exclude preferred stock dividends, income or losses from discontinued operations, minority interests and losses on impairment of hotels because it believes that including such items in EBITDA is not consistent with reflecting the ongoing operating performance of the remaining assets.

The Company has historically adjusted EBITDA when evaluating its performance because management believes that the exclusion of certain non-cash and non-recurring items described above assists the Company in measuring the performance of its hotels and reflects the ongoing value of the Company as a whole. Therefore, the Company modifies EBITDA and refers to this measure as Adjusted EBITDA.

Cash available for distribution (CAD) and CAD Payout Ratio

Cash available for distribution (CAD) is defined as AFFO, adjusted for certain non-cash amortization and an allowance for recurring capital expenditures equal to four percent of total hotel revenue from continuing operations. The Company computes the CAD Payout Ratio by dividing common dividends per share and unit paid over the last twelve months by trailing twelve-month CAD per share for the same period. The Company believes the CAD Payout Ratio also helps improve equity holders' ability to understand the Company’s ability to make distributions to its shareholders.

Capitalization Rate

The Company uses a measure common in the hotel industry to discuss its underwriting of acquired or disposed hotel assets. Capitalization rate, for this discussion, is defined as the percentage derived by dividing the net operating income of the hotel asset(s), less a management fee and an allowance for recurring capital expenditures, by the purchase price paid or received for the hotel asset(s).

Leverage Ratio

The Company uses a measure common in the hotel industry to evaluate its financial leverage. Leverage ratio is defined as the Company’s long-term debt divided by EBITDA as defined in the financial covenants of its Line of Credit.

Total Shareholder Return

The Company uses a measure common in the hotel industry to discuss its return to common shareholders. Total shareholder return is defined as reinvested stock dividend income plus the percentage of stock price appreciation or minus the percentage of stock price reduction over the respective period. Total shareholder return is also used by the Compensation Committee of the Board of Directors as one of the criteria for performance-based executive compensation.

Hotel Operating Statistics

The Company uses a measure common in the hotel industry to evaluate the operations of its hotel room revenue per available room, or RevPAR. RevPAR is the product of the average daily rate, or ADR, charged and the average daily occupancy achieved. RevPAR does not include food and beverage or other ancillary revenues such as parking, telephone, or other guest services generated by the property. Similar to the reporting periods for the Company's statement of operations, hotel operating statistics (i.e., RevPAR, ADR and average occupancy) are reported based on quarter end and year-to-date measures. This facilitates year-to-year comparisons of hotel results, as each reporting period will be comprised of the same number of days of operations as in the prior year.

GOP Margin, FFO, AFFO, FFO per share, AFFO per share, Adjusted EBITDA, CAD, CAD Payout Ratio, Capitalization Rate, Leverage Ratio, Total Shareholder Return and Hotel Operating Statistics presented, may not be comparable to the same or similarly titled measures calculated by other companies and may not be helpful to investors when comparing Equity Inns to other companies. This information should not be considered as an alternative to net income, income from operations, cash from operations, or any other operating performance measure prescribed by GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for Adjusted EBITDA purposes) and other items have been and will be incurred and are not reflected in the Adjusted EBITDA, FFO and AFFO presentations. Equity Inns' statement of operations and cash flows include disclosure of its interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating the Company's performance, as well as the usefulness of its non-GAAP financial measures. Additionally, FFO, AFFO, FFO per share, AFFO per share, Adjusted EBITDA and CAD should not be considered as a measure of the Company's liquidity or indicative of funds available to fund its cash needs, including the Company's ability to make cash distributions. In addition, FFO per share, AFFO per share and CAD do not measure, and should not be used as measures of, amounts that accrue directly to shareholders' benefit.

About Equity Inns

Equity Inns, Inc. is a self-advised REIT that focuses on the upscale extended stay, all-suite and midscale limited-service segments of the hotel industry. The Company, which ranks as the third largest hotel REIT based on number of hotels, currently owns 133 hotels with 15,822 rooms located in 35 states. For more information about Equity Inns, visit the Company's Web site at www.equityinns.com.

CONTACT:	Equity Inns, Inc.
Howard Silver
Mitch Collins, 901-322-4823
OR
Integrated Corporate Relations, Inc.
Brad Cohen, 203-682-8211

EQUITY INNS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Investment in hotel properties, at cost	$1,478,800	$1,409,508
Accumulated depreciation	(349,255)	(318,189)
Investment in hotel properties, net	1,129,545	1,091,319
Cash and cash equivalents	16,258	7,484
Accounts receivable, net of doubtful accounts of $200 and $200, respectively	9,602	7,767
Interest rate swap	441	516
Notes receivable, net	1,879	1,896
Deferred expenses, net	13,767	13,286
Deposits and other assets, net	18,611	15,014

Total Assets	$1,190,103	$1,137,282

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$690,542	$635,365
Accounts payable and accrued expenses	48,681	42,445
Distributions payable	16,047	14,855
Minority interests in Partnership	4,626	4,853

Total Liabilities	759,896	697,518

Commitments and Contingencies

Shareholders’ Equity:

Preferred Stock, $.01 par value, 10,000,000 shares authorized
Series B, 8.75%, $.01 par value, 3,450,000 and 3,450,000 shares issued and outstanding	83,524	83,524
Series C, 8.00%, $.01 par value, 2,400,000 and 2,400,000 shares issued and outstanding	57,862	57,862
Common stock, $.01 par value, 100,000,000 shares authorized, 55,058,698 and 54,735,137 shares issued and outstanding	551	547
Additional paid-in capital	576,381	574,238
Distributions in excess of net earnings	(288,552)	(276,923)
Unrealized gain on interest rate swap	441	516

Total Shareholders’ Equity	430,207	439,764

Total Liabilities and Shareholders’ Equity	$1,190,103	$1,137,282

EQUITY INNS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share data)
(unaudited)

	For The Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Room revenue	$112,799	$95,732	$214,457	$184,467
Other hotel revenue	4,734	3,724	8,853	7,114
Total hotel revenue	117,533	99,456	223,310	191,581

Operating expenses:
Direct hotel expenses	62,127	54,274	118,372	104,162
Other hotel expenses	3,470	2,799	6,431	5,352
Depreciation	15,628	12,957	31,066	25,629
Property taxes, insurance and other	6,369	6,741	13,793	12,743
General and administrative expenses	4,872	3,226	8,953	6,940
Loss on impairment of hotels	—	3,000	—	5,210
Total operating expenses	92,466	82,997	178,615	160,036

Operating income	25,067	16,459	44,695	31,545

Interest expense, net	11,481	9,587	22,362	19,400

Income from continuing operations before
minority interests and income taxes	13,586	6,872	22,333	12,145
Minority interest income (expense)	(169)	(168)	(261)	(110)
Deferred income tax benefit (expense)	—	—	—	—

Income from continuing operations	13,417	6,704	22,072	12,035

Discontinued operations:
Gain (loss) on sale of hotel properties	—	4,552	—	4,535
Loss on impairment of hotels held for sale	—	—	—	(6,690)
Income (loss) from operations of discontinued operations	3	394	(2)	942
Income from discontinued operations	3	4,946	(2)	(1,213)

Net income (loss)	13,420	11,650	22,070	10,822

Preferred stock dividends	(3,087)	(3,087)	(6,173)	(5,560)

Net income (loss) applicable to common shareholders	$10,333	$8,563	$15,897	$5,262

Net income (loss) per share data:
Basic and diluted income (loss) per share:
Continuing operations	$0.19	$0.07	$0.29	$0.12
Discontinued operations	0.00	0.09	0.00	(0.02)

Net income (loss) per common shares	$0.19	$0.16	$0.29	$0.10

Weighted average number of common shares outstanding, basic and diluted	55,058	54,630	55,036	54,470

EQUITY INNS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS,
ADJUSTED FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited)

The following is a reconciliation of net income (loss) to FFO and AFFO, both applicable to common shareholders, and cash available for distribution and illustrates the difference in these measures of operating performance (in thousands, except per share and unit data):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006

Net income (loss) applicable to common shareholders	$10,333	$8,563	$15,897	$5,262

Add (subtract):
(Gain) loss on sale of hotel properties	—	(4,552)	—	(4,535)
Minority interests (income) expense	169	168	261	110
Depreciation	15,628	12,957	31,066	25,629
Depreciation from discontinued operations	—	213	—	753

Funds From Operations (FFO)	26,130	17,349	47,224	27,219

Loss on impairment of hotels	—	3,000	—	11,900

Merger costs	1,624	—	1,624	—

Adjusted Funds From Operations (AFFO)	27,754	20,349	48,848	39,119

Add:
Amortization of debt issuance costs	481	511	956	977
Amortization of non-cash stock-based compensation and deferred expenses	918	1,132	1,952	2,227

Allowance for capital reserves	(4,703)	(3,978)	(8,933)	(7,663)

Cash Available for Distribution	$24,450	$18,014	$42,823	$34,660

Weighted average number of diluted common shares and Partnership units outstanding	55,960	55,627	55,939	55,591

FFO per Share and Unit	$0.47	$0.31	$0.84	$0.49

AFFO per Share and Unit	$0.50	$0.37	$0.87	$0.70

Cash Available for Distribution per Share and Unit	$0.44	$0.32	$0.77	$0.62

EQUITY INNS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(unaudited)

The following is a reconciliation of net income (loss) applicable to common shareholders to Adjusted EBITDA and illustrates the difference in these measures of operating performance (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006

Net income (loss) applicable to common shareholders	$10,333	$8,563	$15,897	$5,262

Add (subtract):
Preferred stock dividends	3,087	3,087	6,173	5,560
(Income) loss from discontinued operations	(3)	(4,946)	2	1,213
Minority interests (income) expense	169	168	261	110
Interest expense, net	11,481	9,587	22,362	19,400
Loss on impairment of hotels	—	3,000	—	5,210
Depreciation	15,628	12,957	31,066	25,629
Amortization of non-cash stock-based compensation and deferred expenses	918	1,132	1,952	2,227

Adjusted EBITDA	$41,613	$33,548	$77,713	$64,611

Equity Inns, Inc.
Hotel Performance
For the Three Months Ended June 30, 2007 and 2006
All Comparable (1)

			RevPAR (2)		Occupancy		ADR
	# of Rooms	# of Hotels	2007	Variance to 2006	2007	Variance to 2006	2007	Variance to 2006
Portfolio	15,822	133	$78.90	6.6%	75.8%	-0.5 pts.	$104.07	7.4%

Franchise
Hampton Inn	5,554	45	$73.11	8.8%	75.5%	0.4 pts.	$96.87	8.2%
Residence Inn	2,299	23	$88.44	7.3%	79.5%	1.3 pts.	$111.29	5.6%
AmeriSuites	2,291	18	$59.79	-2.3%	68.0%	-4.4 pts.	$87.97	4.0%
Courtyard	1,664	16	$89.07	2.2%	78.7%	-4.0 pts.	$113.23	7.4%
Homewood Suites	1,378	10	$108.81	12.6%	82.9%	1.1 pts.	$131.26	11.2%
SpringHill Suites	694	7	$78.55	8.3%	79.0%	0.5 pts.	$99.43	7.7%
Hilton Garden Inn	489	4	$73.99	1.6%	73.2%	-0.5 pts.	$101.13	2.3%
Holiday Inn	397	3	$64.82	7.6%	70.7%	-0.1 pts.	$91.67	7.8%
Hampton Inn & Suites	291	2	$84.98	1.4%	72.4%	-3.5 pts.	$117.38	6.3%
Comfort Inn	281	2	$77.96	17.0%	68.5%	4.2 pts.	$113.86	9.9%
Embassy Suites	246	1	$105.24	7.8%	79.9%	1.8 pts.	$131.69	5.4%
Fairfield Inn & Suites	143	1	$63.88	7.5%	75.9%	-0.6 pts.	$84.18	8.4%
TownePlace Suites	95	1	$60.20	28.9%	76.9%	12.0 pts.	$78.24	8.7%

Region
East North Central	2,399	19	$75.78	9.3%	70.5%	-1.5 pts.	$107.53	11.6%
East South Central	2,320	22	$76.52	8.7%	77.0%	0.0 pts.	$99.32	8.7%
Middle Atlantic	825	6	$83.10	8.6%	75.6%	3.9 pts.	$109.87	3.0%
Mountain	1,155	9	$73.54	5.9%	77.3%	-0.8 pts.	$95.09	6.9%
New England	809	7	$70.92	8.7%	73.7%	1.0 pts.	$96.24	7.2%
Pacific	474	3	$113.62	11.0%	86.3%	2.9 pts.	$131.64	7.3%
South Atlantic	5,405	48	$81.49	4.2%	77.0%	-0.6 pts.	$105.78	5.1%
West North Central	830	7	$71.58	3.6%	71.5%	-3.9 pts.	$100.06	9.3%
West South Central	1,605	12	$77.63	6.5%	77.1%	-1.9 pts.	$100.72	9.1%

Type
Upper Upscale	246	1	$105.24	7.8%	79.9%	1.8 pts.	$131.69	5.4%
Upscale	8,815	78	$82.72	5.1%	76.5%	-1.4 pts.	$108.16	7.0%
Midscale without Food & Beverage	6,364	51	$73.47	8.9%	75.1%	0.5 pts.	$97.88	8.2%
Midscale with Food & Beverage	397	3	$64.82	7.6%	70.7%	-0.1 pts.	$91.67	7.8%

(1) All Comparable is defined as our system-wide gross lodging revenues for hotels that the Company owned at period end.

(2) RevPAR is calculated by multiplying the Company’s average daily rate (ADR) by occupancy.

Equity Inns, Inc.
Hotel Performance
For the Six Months Ended June 30, 2007 and 2006
All Comparable (1)

			RevPAR (2)		Occupancy		ADR
	# of Rooms	# of Hotels	2007	Variance to 2006	2007	Variance to 2006	2007	Variance to 2006
Portfolio	15,822	133	$75.92	5.4%	72.6%	-1.1 pts.	$104.53	6.9%

Franchise
Hampton Inn	5,554	45	$70.38	7.9%	71.9%	0.5 pts.	$97.88	7.2%
Residence Inn	2,299	23	$85.83	7.7%	76.3%	0.6 pts.	$112.53	6.9%
AmeriSuites	2,291	18	$58.49	-2.4%	66.0%	-4.5 pts.	$88.56	4.2%
Courtyard	1,664	16	$85.86	1.5%	75.7%	-4.6 pts.	$113.44	7.6%
Homewood Suites	1,378	10	$98.58	7.6%	77.6%	-1.8 pts.	$126.99	10.1%
SpringHill Suites	694	7	$74.22	9.6%	76.2%	1.2 pts.	$97.45	7.8%
Hilton Garden Inn	489	4	$76.15	2.6%	71.5%	0.7 pts.	$106.52	1.6%
Holiday Inn	397	3	$55.57	9.9%	63.8%	-0.8 pts.	$87.14	11.3%
Hampton Inn & Suites	291	2	$101.29	-2.3%	76.3%	-4.1 pts.	$132.67	2.9%
Comfort Inn	281	2	$70.04	10.6%	65.8%	3.1 pts.	$106.45	5.5%
Embassy Suites	246	1	$107.10	2.7%	76.9%	-1.8 pts.	$139.28	5.1%
Fairfield Inn & Suites	143	1	$59.32	4.4%	71.6%	-3.4 pts.	$82.81	9.3%
TownePlace Suites	95	1	$57.16	5.8%	75.1%	-1.5 pts.	$76.07	7.9%

Region
East North Central	2,399	19	$66.79	7.4%	65.2%	-1.1 pts.	$102.48	9.2%
East South Central	2,320	22	$70.65	5.9%	72.3%	-2.3 pts.	$97.75	9.3%
Middle Atlantic	825	6	$72.62	13.1%	68.8%	6.0 pts.	$105.53	3.3%
Mountain	1,155	9	$75.33	6.4%	75.7%	-0.7 pts.	$99.47	7.4%
New England	809	7	$62.41	5.0%	66.4%	-1.2 pts.	$94.00	6.8%
Pacific	474	3	$104.82	9.8%	82.7%	2.5 pts.	$126.70	6.5%
South Atlantic	5,405	48	$84.06	2.3%	75.8%	-1.8 pts.	$110.86	4.7%
West North Central	830	7	$66.85	5.1%	68.5%	-2.4 pts.	$97.62	8.8%
West South Central	1,605	12	$75.09	8.0%	75.6%	-1.1 pts.	$99.36	9.6%

Type
Upper Upscale	246	1	$107.10	2.7%	76.9%	-1.8 pts.	$139.28	5.1%
Upscale	8,815	78	$79.27	4.2%	73.4%	-2.0 pts.	$107.94	7.0%
Midscale without Food & Beverage	6,364	51	$71.33	7.2%	71.9%	0.3 pts.	$99.23	6.8%
Midscale with Food & Beverage	397	3	$55.57	9.9%	63.8%	-0.8 pts.	$87.14	11.3%

(1) All Comparable is defined as our system-wide gross lodging revenues for hotels that the Company owned at period end.

(2) RevPAR is calculated by multiplying the Company’s average daily rate (ADR) by occupancy.